Exhibit 99.1

For Immediate Release

TYME Technologies, Inc. Announces Additional Encouraging Preclinical Data on

the Effect of TYME-19 in SARS CoV-2 Infections

-- TYME-19 demonstrated an antiviral effect against SARS CoV-2 in human lung epithelial cells, a model frequently used for drug screening for antiviral efficacy --

-- Completed toxicity studies with TYME-19 that are expected to enable an

Investigational New Drug (IND) application and support a forthcoming clinical trial --

-- Independent research indicates that the TYME-19 bile acid may have differentiated mechanisms from the emerging oral therapies in development based on the way it interrupts viral hijacking of cellular protein synthesis --

-- TYME plans to advance toward an IND for TYME-19 in COVID-19, targeting a patient population for whom there remains unmet need --

BEDMINSTER, N.J.-- (BUSINESS WIRE) December 14, 2021 - TYME Technologies, Inc. (Nasdaq: TYME) (the Company or TYME), an emerging biotechnology company developing cancer metabolism-based therapies (CMBTs™), today announced encouraging preclinical data on the effect of TYME-19 in SARS CoV-2 infections.

The Company believes that TYME-19, a synthetic bile acid, may have differentiated mechanisms that could offer alternatives for COVID-19 infected patients who may not be served by current and emerging oral agents. Bile acids can act to help overcome the viral hijacking of cells’ translational machinery and the production and replication of virus proteins and particles. Based on these properties and recent research on COVID-19 disease processes, the Company anticipates that the TYME-19-based mechanisms of action may be independent of genetic shifts in the spike protein and, therefore, could have utility against a variety of current and future variants of SARS CoV-2, such as Alpha, Beta, Delta, and Omicron, regardless of their spike protein characteristics. As a result, the Company believes this has the potential to be a complementary effective mechanism to current and emerging therapeutic options in COVID-19.

“COVID-19 has affected virtually every aspect of our personal and business lives and is likely to be an endemic disease, requiring safe and effective treatments that work across a range of current and future variants. The pandemic has already exacted an enormous toll, and with the recent emergence of the Delta and Omicron variants, there is an even more urgent need to find novel and sustained antiviral treatments. As an organization, TYME aims to contribute to the body of knowledge in identifying novel treatment options to improve the outcomes of patients with this disease,” stated Richie Cunningham, Chief Executive Officer of TYME.

The Company has retained virology experts at Evotec to assess the mechanisms of TYME-19. Evotec is one of a select number of global drug development companies with the capabilities to access the multiple emerging variants of the COVID-19 virus. TYME and Evotec are testing the ability of TYME-19 to interrupt the cellular pathways commonly used by viruses to produce viral proteins that would lead to the interruption of COVID-19’s viral particle production and the shedding of such particles from infected cells. We expect the work by Evotec will provide us with critical information allowing us to assess the current and potential future utility of TYME-19 in this disease.

In this initial preclinical study, TYME-19 was tested post-COVID-19 infection in human lung epithelial cells (A549 cells), examining changes in viral mRNA levels. This cell model is well understood and frequently used for screening for antiviral effects for drugs against respiratory viruses.

As part of the study, a range of doses of TYME-19 were tested and were exposed to A549 cells one hour after the cells’ exposure to the COVID-19 virus. At certain doses, viral mRNA inhibition of up to 90% was observed with TYME-19 treatment after 72 hours of exposure.

“We are encouraged by the A549 study, as well as recent toxicology studies that support the safety of our approach. Moreover, we are excited about the prospect that TYME-19 may offer different mechanisms of action from those currently in development. As we continue to gain a greater understanding of TYME-19’s mechanisms of action, we believe it will provide us the necessary insight to position this product in the ever-changing SARS CoV-2 landscape,” concluded Cunningham.

About TYME Technologies, Inc.

TYME is an emerging biotechnology company developing cancer metabolism-based therapies (CMBTs™) that are intended to be effective across a broad range of solid tumors and hematologic cancers, while also maintaining patients’ quality of life through relatively low toxicity profiles. Unlike targeted therapies that attempt to regulate specific mutations within cancer, the Company’s therapeutic approach is designed to take advantage of a cancer cell’s innate metabolic weaknesses to cause cancer cell death.

The Company is currently developing its lead novel compound, SM-88. The Company believes that early clinical results demonstrated by SM-88 in multiple advanced cancers, including pancreatic, prostate, sarcomas and breast, reinforce the potential of its emerging CMBT™ pipeline.

For more information about the Company, visit www.tymeinc.com and connect on Facebook, LinkedIn, and Twitter.

About TYME-19

TYME-19 is an oral synthetic member of the bile acid family. Because of its expertise in metabolic therapies, the Company was able to identify TYME-19 as a potent, well characterized antiviral bile acid and has performed preclinical experiments establishing effectiveness against COVID-19. Bile acids have primarily been used for liver disease; however, like all steroids, they are messenger molecules that modulate a number of diverse critical cellular regulators. Bile acids modulate lipid and glucose metabolism and can remediate dysregulated protein folding, with potentially therapeutic effects on cardiovascular, neurologic, immune, and other metabolic systems. Some agents in this class also have antiviral properties. In preclinical testing, TYME-19 repeatedly prevented COVID-19 viral replication without attributable cytotoxicity to the treated cells. Previous preclinical research has also shown select bile acids like TYME-19 have had broad antiviral activity. The United States Patent and Trademark Office granted U.S. Patent No. 10,905,698 directed to methods for treating COVID-19.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements under the Private Securities Litigation Reform Act that involve substantial risks and uncertainties. Such forward-looking statements within this press release include, without limitation, statements regarding our drug candidates (including SM-88 and TYME- 18) and their clinical potential and non-toxic safety profiles, our drug development plans and strategies, ongoing and planned preclinical or clinical trials, preliminary data results and the therapeutic design and mechanisms of our drug candidates. The words “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “anticipates,” and similar expressions (including their use in the negative) are intended to identify forward-looking statements. Forward-looking statements can also be identified by discussions of future matters such as: the effect of the COVID-19 pandemic and the associated impact on the national and global economy as well as impacts on the Company’s ongoing clinical trials and ability to analyze data from those trials; the cost of development and potential commercialization of our lead drug candidate and of other new product candidates; expected releases of interim or final data from our clinical trials or related regulatory submissions; possible collaborations; the timing, scope, status, objectives of our ongoing and planned trials; the success of management transitions and strategic initiatives; and other statements that are not historical. The forward-looking statements contained in this press release are based on management’s current expectations and projections which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any historical results and future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to: the severity, duration, and economic impact of the COVID-19 pandemic; our ability to achieve the intended benefits of our strategic initiatives; that certain information is of a preliminary nature and may be subject to change; uncertainties inherent in the cost and outcomes of research and development, including the cost and availability of acceptable-quality clinical supply, and in the ability to achieve adequate start and completion dates, as well as uncertainties in clinical trial design and patient enrollment, dropout or discontinuation rates; the possibility of unfavorable study results, including unfavorable new clinical data and additional analyses of existing data; risks associated with early, initial data, including the risk that the final data from any clinical trials may differ from prior or preliminary study data or analyses and may not support further clinical development; and that past reported data are not necessarily predictive of future patient or clinical data outcomes; whether and when any applications or other submissions for SM-88 or other drug candidates may be filed with regulatory authorities; whether and when regulatory authorities may approve any applications or submissions; decisions by regulatory authorities regarding labeling and other matters that could affect commercial availability of SM-88 or other drug candidates; the ability of TYME and its collaborators to develop and realize collaborative synergies; competitive developments; and the factors described in the section captioned “Risk Factors” of TYME’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021 filed with the U.S. Securities and Exchange Commission on June 10, 2021 as well as subsequent reports we file from time to time with the U.S. Securities and Exchange Commission available at www.sec.gov.

The information contained in this press release is as of its release date and TYME assumes no obligation to update forward-looking statements contained in this release as a result of future events or developments.

Investor Relations:

Lisa M. Wilson, In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com